Exhibit (c)(2)
Discussion Materials Prepared for the Atlas Special Committee
Goldman, Sachs & Co. December 17, 2009

Disclaimer Goldman, Sachs & Co. (“GS”) has prepared and provided these materials and GS’s related presentation (the “Confidential Information”) solely for the information and assistance of the Special Committee of the Board of Directors (the “Special Committee”) of Atlas (the “Company”) in connection with its consideration of the matters referred to herein. Without GS’s prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything herein to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without GS imposing any limitation of any kind. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and GS, on the other hand. GS and its affiliates are engaged in investment banking, commercial banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, GS and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction for their own account and for the accounts of their customers. The Confidential Information has been prepared and based on information obtained by GS from publicly available sources, the Company’s management and/or other sources. In preparing the Confidential Information, GS has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by GS, and GS does not assume any liability for any such information. GS does not provide accounting, tax, legal or regulatory advice. GS’s role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and GS does not assume responsibility if future results are materially different from those forecast. GS has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any other person and has no obligation to evaluate the solvency of the Company or any person under any law. The analyses in the Confidential Information are not appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any strategic alternative referred to herein as compared to any other alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to GS as of, the date of such Confidential Information and GS assumes no responsibility for updating or revising the Confidential Information.

Table of Contents
Table of Contents
I. Transaction Overview — II. Atlas Financial Overview — III. Atlas Market Performance and Status Quo Valuation — IV. Illustrative Proposed Transaction Analysis — Appendix A: Valuation Supporting Materials —
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Transaction Overview

HIGHLY CONFIDENTIAL

Goldman Sachs

Transaction Overview

Key Proposed Economic Terms as of December 17, 2009

Purchase Price per Share

- $7.65

Proposed Transaction Equity Value

- $536mm

Transaction Structure

- Take private of Atlas in a all cash one-step merger with certain managers rolling over a portion of their equity

Key Valuation Metrics

- 1.5x 2010 EV/Billings
- 5.0x 2010 EV/EBITDA (Billings)
- 15.8x 2010 P/E (Billings)
- 9.0x 2010 P/E Ex Cash (Billings)

Key Premiums

Period	Premium to Stock Price
Current	23%
Current (Ex Cash)	57%
52-Week High	9%
1-Month Avg.	22%
6-Month Avg.	21%
Since IPO Avg.	31%

Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjustments
Note: Market data as of December 16, 2009.

Transaction Overview 2

Transaction Overview Transaction Background
■ March 27, 2009 — SAC signs an NDA with Atlas and begins due diligence ■ June 29 , 2009 — Atlas receives a $7.00 per fully diluted Atlas share acquisition proposal from SAC ■ July 9, 2009 — Atlas Special Committee formed ■ July 27, 2009 — Goldman Sachs engaged as financial advisor to the Special Committee of Atlas ■ August 11, 2009 — Goldman Sachs reviews preliminary financial analyses and strategic alternative analyses with the Special Committee of Atlas ■ From August 18, 2008 — At the direction of the Special Committee of Atlas, Goldman Sachs contacts multiple strategic and financial potential bidders ■ August, 2009 — Sept 2009 — Atlas conducts Management due diligence sessions with a number of potential bidders that have signed an NDA ■ September 16, 2009 — Atlas receives inbound interest from Private Equity Firm B ■ October 9, 2009 — After initial due diligence Private Equity Firm B gives an initial indication of interest with a potential purchase price of $8.50 — $9.00 per fully diluted Atlas share ■ November 18, 2009 — Private Equity Firm B revises its indication of interest to $7.50 per fully diluted Atlas share ■ November, 2009 — December, 2009 — Continued period of due diligence and legal documentation negotiation ■ December 4, 2009 — final offer package due
— SAC submits offer of $7.50 per fully diluted Atlas share along with full set of supporting legal documents (Merger Agreement, Debt Commitment Papers, Equity Commitment Papers)
—Private Equity Firm B submits offer of $7.50 per fully diluted Atlas share but without full set of supporting legal documents ■ Saturday December 5, 2009 — Special Committee of Atlas authorizes SAC to discuss potential transaction and economic package with Atlas Management ■ Week of December 7, 2009 — Private Equity Firm B and Atlas/Special Committee Counsel negotiate legal documentation ■ December 11, 2009
— Private Equity Firm B offers to raise its indication of interest to $7.65 per fully diluted Atlas share in exchange for a 8 business days exclusivity period
— Special Committee of Atlas directs Goldman Sachs to inform Private Equity Firm B that Atlas would not sign exclusivity agreement
— At the direction of the Special Committee of Atlas, Goldman Sachs informs SAC of Special Committee’s decision to explore a higher bid

Transaction Overview
Transaction Background (Con’t)
■ December 13, 2009
— Private Equity Firm B offers to raise its indication of interest to $7.75 per fully diluted Atlas share if exclusivity is granted to Private Equity Firm B for 8 business days to complete diligence and negotiate economic package with management
— Special Committee of Atlas directs Goldman Sachs to inform Private Equity Firm B that Atlas would not sign exclusivity agreement but would allow Private Equity Firm B to discuss economic package with management
— Private Equity Firm B reaffirms its indication of interest of $7.50 per fully diluted Atlas share and agrees to talk to management about its economic package
—SAC indicates it will drop some diligence requirements and try to raise its indication of interest to $7.65 per fully diluted Atlas share ■ December 14, 2009 — SAC raises its indication of interest to $7.65 per fully diluted Atlas share ■ December 15, 2009 — Private Equity Firm B indicates its intention to increase its indication of interest to $7.75 offer per fully diluted Atlas share subject to pending diligence and legal documentation negotiation to be concluded by Monday ■ December 16, 2009 —SAC sent letter to special committee threatening to permanently withdraw its offer unless it received exclusivity —Special committee elected not to grant exclusivity to SAC based on terms of SAC’s proposal —SAC and Private Equity Firm B conduct customer reference calls —Private Equity Firm B re-iterated its need for additional diligence ■ December 17, 2009
— On call with Goldman Sachs and a member of the Special Committee, Private Equity Firm B stated its requirement for substantial additional due diligence including additional customer reference calls
— SAC confirmed willingness to accept additional contract revision requested by the Special Committee
— Private Equity firm B stated that it would be unable to complete a transaction at a $7.75 per fully diluted Atlas share by Monday and required some combination of lower price, additional diligence, more time and structural changes in order to proceed

Transaction Overview
Other Key Terms as of December 17, 2009
Definitive ■ The Buyer will acquire Atlas in a one-step all cash merger Agreement ■ The Merger Agreement contains customary terms for a transaction of this type, including: — No Solicitation — Fiduciary Termination Right — Customary Representations and Warranties — Termination Fee payable by Atlas ($15 mm (2.8% of Atlas’s equity value) if the Merger Agreement is terminated in certain circumstances) — Reverse Termination Fee payable by the Buyer ($25 mm (4.7% of Atlas’s equity value) if the Merger Agreement is terminated in certain circumstances) that is supported by a limited guarantee — Provided that the Buyer has not received payment of a Termination Fee, Atlas to reimburse the Buyer for expenses up to $3 mm if shareholders vote down transaction or the Buyer terminates due to certain breaches by Atlas — Customary closing conditions, including Atlas shareholder approval, absence of material adverse effect on Atlas and achievement of adjusted EBITDA for the last LTM period prior to the closing not less than $95 mm —— —
Equity and ■ Equity Commitment Letter ($103 mm) with no third-party beneficiary rights Debt Commitment ■ Debt Commitment Letter ($170 mm term loan) from GSO contains certain conditions including: Letters — Minimum adjusted LTM EBITDA of $95 mm (based on most recent LTM period ended at least 30 days prior to closing) — Minimum cash equity contribution equal to at least 40% of pro forma capitalization (plus the amount by which transaction costs/expenses exceed $25 mm) — Minimum cash balance of at least $7.5 mm after giving effect to the transaction (and excluding up to $15 mm reserved for funding FMC at Buyer’s option) ■ No minimum marketing period required ■ FMC restructuring to be effected post-closing ■ Commitment terminates on merger agreement drop dead date —— —
Employment ■ Unvested stock options will accelerate immediately prior to closing Arrangements ■ Outstanding stock options will be cashed out for the spread value ■ Each of Randy Battat (Atlas’s CEO), Vedat Eyuboglu (Atlas’s Chief Technology Officer) and Sanjeev Verma (Atlas’s Vice President, Femtocell Business and Corporate Development) will enter into — Agreements with the Buyer providing for roll over a significant portion of their shares — Employment agreements with the Buyer providing for base salary and bonuses —— —

II. Atlas Financial Overview

HIGHLY CONFIDENTIAL

Goldman Sachs

Atlas Projections Per Atlas Management (Base Case)

($ in millions)

	2009E	2010E	2011E	2012E	2013E	2009 - 2013 CAGR
EV-DO	$ 146	$ 150	$ 144	$ 150	$ 148	*0.4%*
FMC	7	51	136	225	332	*161.6%*
Billings (Non-GAAP)	**$ 153**	**$ 200**	**$ 280**	**$ 375**	**$ 480**	***33.2%***
% Growth		*31.3%*	*39.7%*	*33.9%*	*28.0%*	
EV-DO	$ 95	$ 103	$ 101	$ 108	$ 106	*2.8%*
FMC	(56)	(45)	(23)	0	23	*NM*
EBITDA	**$ 39**	**$ 58**	**$ 78**	**$ 108**	**$ 129**	***34.7%***
% Margin	*25.7%*	*29.0%*	*27.9%*	*28.9%*	*26.9%*	
% Growth		*48.4%*	*34.4%*	*38.5%*	*19.3%*	
Depreciation & Amortization	(6)	(6)	(6)	(8)	(9)	
EV-DO	$ 93	$ 99	$ 98	$ 103	$ 101	*2.1%*
FMC	(60)	(47)	(26)	(3)	19	*NM*
EBIT	**$ 33**	**$ 52**	**$ 72**	**$ 100**	**$ 120**	***38.2%***
% Margin	*21.6%*	*26.0%*	*25.7%*	*26.7%*	*25.0%*	
% Growth		*58.3%*	*38.3%*	*38.8%*	*20.0%*	
Financing Expenses	0	0	0	0	0	
Net Interest (Expense) / Income	3	3	3	4	4	
Tax Expense	(4)	(21)	(25)	(33)	(40)	
Net Income	**$ 32**	**$ 34**	**$ 50**	**$ 71**	**$ 85**	***27.4%***
Free Cash Flow						
EBITDA	$39	$58	$78	$108	$129	
(--) Capital Expenditures	(5)	(4)	(8)	(10)	(12)	
(+) Stock Based Compensation	6	8	9	10	11	
(--) Net Cash Interest (Expense) / Income	3	3	3	4	4	
(--) Increase in Net Working Capital[1]	11	(1)	(19)	(13)	(13)	
(--) Taxes (Net of Change in Taxes Payables)	(18)	(22)	(32)	(37)	(48)	
Free Cash Flow	**$ 36**	**$ 43**	**$ 32**	**$ 62**	**$ 72**	***18.8%***
% Conversion	*92.0%*	*73.4%*	*40.4%*	*57.0%*	*55.5%*	
% Growth		*18.4%*	*(26.1)%*	*95.6%*	*16.2%*	

Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjustments

[1] *Includes full recovery of $39.6mm owed by Nortel in 2009 (including interest).*

Atlas Financial Overview 7

Atlas Projections Per Atlas Management (Downside Case)
($ in millions)
| | | | | |
2009 — 2013
2009E 2010E 2011E 2012E 2013E CAGR
EV-DO $146 $132 $112 $105 $77 (14.7)%
FMC 7 51 136 225 332 161.6%
Billings (Non-GAAP) $153 $183 $248 $330 $410 28.0%
% Growth 20.1% 35.4% 32.9% 24.1%
EV-DO $95 $88 $76 $71 $51 (14.5)%
FMC (56) (45) (23) 0 23 NM
EBITDA $39 $44 $53 $71 $74 17.1%
% Margin 25.7% 24.0% 21.3% 21.6% 18.0%
% Growth 12.0% 20.6% 34.5% 3.6%
Depreciation & Amortization (6) (6) (6) (8) (9)
EV-DO $93 $85 $72 $66 $45 (16.4)%
FMC (60) (47) (26) (3) 19 NM
EBIT $33 $38 $47 $63 $65 18.3%
% Margin 21.6% 20.6% 18.8% 19.1% 15.8%
% Growth 14.9% 23.6% 34.6% 2.5%
Financing Expenses 0 0 0 0 0
Net Interest (Expense) / Income 3 3 3 3 4
Tax Expense (4) (15) (16) (21) (22)
Net Income $32 $25 $33 $45 $46 9.6%
Free Cash Flow
EBITDA $39 $44 $53 $71 $74
(—) Capital Expenditures (5) (4) (8) (10) (12)
(+) Stock Based Compensation 6 8 9 10 11
(—) Net Cash Interest (Expense) / Income 3 3 3 3 4
(—) Increase in Net Working Capital [1] 11 1 (17) (11) (10)
(—) Taxes (Net of Change in Taxes Payables) (18) (21) (23) (27) (31)
Free Cash Flow $36 $31 $17 $37 $36 (0.0%)
% Conversion 92.0% 70.7% 33.0% 51.9% 48.8%
% Growth (14.0)% (43.7)% 111.5% (2.5)%
Difference with Base Case
EBITDA 0 (14) (25) (37) (55)
Free Cash Flow 0 (12) (14) (25) (36)
Source: Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decreasing at 100% of billings fall-off per Atlas Management guidance. FMC projections remain unchanged. Downside Case projections include Management Corporate Risk Adjustments[1] Includes recovery of $39.6mm from Nortel in 2009.

Atlas Projections Per Atlas Management (Upside Case)
($ in millions)
| | | | | |
2009 — 2013
2009E 2010E 2011E 2012E 2013E CAGR
EV-DO $146 $152 $152 $155 $150 0.8%
FMC 7 73 206 272 357 166.4%
Billings (Non-GAAP) $153 $225 $358 $427 $508 35.0%
% Growth 47.7% 58.6% 19.4% 18.9%
EV-DO $95 $109 $111 $117 $116 5.0%
FMC (56) (24) 30 50 76 NM
EBITDA $39 $84 $141 $167 $192 48.7%
% Margin 25.7% 37.4% 39.5% 39.2% 37.8%
% Growth 114.8% 67.4% 18.6% 14.6%
Depreciation & Amortization (6) (6) (6) (8) (9)
EV-DO $93 $105 $107 $112 $110 4.5%
FMC (60) (27) 28 47 72 NM
EBIT $33 $78 $135 $159 $182 53.4%
% Margin 21.6% 34.7% 37.7% 37.2% 35.9%
% Growth 137.4% 72.6% 17.9% 14.7%
Financing Expenses 0 0 0 0 0
Net Interest (Expense) / Income 3 3 4 4 5
Tax Expense (4) (31) (46) (52) (60)
Net Income $32 $50 $93 $111 $128 41.2%
Free Cash Flow
EBITDA $39 $84 $141 $167 $192
(—) Capital Expenditures (5) (4) (8) (10) (12)
(+) Stock Based Compensation 6 0 0 0 0
(—) Net Cash Interest (Expense) / Income 3 3 4 4 5
(—) Increase in Net Working Capital [1] 11 2 (25) (14) (12)
(—) Taxes (Net of Change in Taxes Payables) (18) (22) (54) (54) (67)
Free Cash Flow $36 $64 $57 $93 $106 30.9%
% Conversion 92.0% 75.5% 40.7% 55.7% 55.3%
% Growth 76.2% (9.6)% 62.0% 13.9%
Difference with Base Case
EBITDA 0 26 63 59 62
Free Cash Flow 0 21 26 31 34
Source: Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments.[2] Includes recovery of $39.6mm from Nortel in 2009.

HIGHLY CONFIDENTIAL

Goldman Sachs

Atlas Projections Per Atlas Management vs. Wall Street

Base Case

($ in millions)

	Management Projections			Research Projections					
				Avondale (09-Nov-09)[1]		Needham (29-Oct-09)[1]		Barclays (29-Jul-09)[1]	
	2008A	2009E	2010E	2009E	2010E	2009E	2010E	2009E	2010E
Billings (Non-GAAP)	**$147**	**$153**	**$200**	**$148**	**$192**	**$149**	**$161**	**$153**	**$176**
% Growth		*3.9%*	*31.3%*	*1.0%*	*29.4%*	*1.3%*	*8.0%*	*4.1%*	*15.0%*
COGS on Billings	14	22	53	21	41	19	19	28	35
% Margin	*9.3%*	*14.3%*	*26.4%*	*14.2%*	*21.5%*	*12.6%*	*11.8%*	*18.1%*	*20.0%*
Gross Profit on Billings	**133**	**136**	**154**	**127**	**151**	**130**	**142**	**125**	**141**
% Margin	*90.7%*	*88.9%*	*76.8%*	*85.8%*	*78.5%*	*87.4%*	*88.2%*	*81.9%*	*80.0%*
Total Opex (incl. Share Based Comp.)	99	98	95	NA	NA	NA	NA	NA	NA
% Margin	*67.2%*	*64.1%*	*47.6%*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*
Total Opex (excl. Share Based Comp.)	94	92	87	94	96	95	93	91	85
% Margin	*63.9%*	*60.2%*	*43.5%*	*63.4%*	*50.2%*	*63.6%*	*57.8%*	*59.3%*	*48.4%*
Operating Income (incl. Share Based Comp.)	**$35**	**$33**	**$52**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**
% Margin	*23.6%*	*21.6%*	*26.0%*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*
% Growth		*(4.8%)*	*58.3%*	*NA*	*NA*	*NA*	*NA*	*NA*	*NA*
Operating Income (excl. Share Based Comp.)	**$39**	**$39**	**$60**	**$33**	**$54**	**$36**	**$49**	**$35**	**$56**
% Margin	*26.8%*	*25.5%*	*30.1%*	*22.5%*	*28.2%*	*23.9%*	*30.4%*	*22.6%*	*31.6%*
% Growth		*(1.2%)*	*55.0%*	*(15.5%)*	*62.8%*	*(9.9%)*	*37.7%*	*(12.4%)*	*60.9%*
Net Income on Billings	**28**	**32**	**34**	**25**	**37**	**22**	**30**	**30**	**45**
% Margin	*18.8%*	*21.0%*	*17.0%*	*16.7%*	*19.5%*	*15.1%*	*18.4%*	*19.4%*	*25.4%*
Avg. Diluted Shares[2]	69	69	69	68	67	64	64	NA	NA
EPS	**$0.40**	**$0.47**	**$0.50**	**$0.31**	**$0.50**	**$0.35**	**$0.46**	**$0.47**	**$0.69**
% Margin	*0.3%*	*0.3%*	*0.2%*	*0.2%*	*0.3%*	*0.2%*	*0.3%*	*NM*	*NM*
% Growth		*16.4%*	*5.9%*	*(22.9%)*	*61.3%*	*(12.9%)*	*31.4%*	*17.0%*	*46.8%*

Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjustments

[1] Pro-forma Net Income on Billings and EPS does not include Stock Based Compensation (estimated by Atlas Management to be $6.0mm pre-tax in 2009 and $8.2mm pre-tax in 2010).

[2] Atlas Management does not project fully diluted share counts.

Atlas Financial Overview 10

III. Atlas Market Performance and Status Quo Valuation

Overview of Atlas Equity Performance Since IPO Source: Bloomberg as of 16-Dec-2009
30-Oct-2007 Reported Q3 2007 earnings ahead of analyst expectations, though analysts maintained concern about timing of femto rollout 01-May-2008 Reported Q1 2008 earnings slightly ahead of analyst expectations but lowered guidance on Q2 billings along with remaining analyst concern about timing of femto rollout 31-Jul-2008 Announced earnings in line with analyst expectations and a $20mm share repurchase plan, but analysts maintained concern about timing of femto rollout Pricing SummaryCurrent Price$6.2152 Week High7.0052 Week Low4.871-Month Average6.256-Month Average6.351-Year Average5.9724-Mar-2008 Signed global OEM agreement with Motorola for CDMA Femtocell 28-Oct-2008 Announced that it has entered a definitive supply agreement with Hitachi Communications Technologies for comprehensive femtocell solutions 31-Aug-2007 Reported Q2 2007 net income of $108mm compared to $67mm a year ago 30-Jul-2009 Reports Q1 2009 results, 44% increase in billings 14-Jan-2009 Nortel files for bankruptcy 23-Jun-2009 Atlas and Verisign announced that they are working to deploy device certificates for Atlas’s UMTS Femtocell 20-Jul-2007 Atlas IPO priced at $7 a share, raising $58.1mm 06-Feb-2008 Reported 2007 full year results with $142.2mm in billings, in line with analyst expectations 07-Jul-2008 15-Sep-2008 Announced release Significant market of company’s latest dislocations CDMA 1xEV-DO following Lehman Rev. A software Brothers bankruptcy 03-Dec-2008 Announced that Atlas’s UMTS Femtocell has been selected to deliver 3G connectivity as part of Pirelli’s portfolio for fixed-mobile convergence 06-May-2009 13-Nov-2009 Reported Q1 2009 Atlas gets $39.6mm financial results, from Nortel pre-revenues up 21% bankruptcy from previous year receivables Jul-2007 Feb-2008 Sep-2008 Apr-2009 Nov-2009 Daily from 20-Jul-2007 to 16-Dec-2009 Volume Atlas Source: Bloomberg as of 16-Dec-2009 Atlas Market Performance and Status Quo Valuation 12

HIGHLY CONFIDENTIAL

Goldman Sachs

Atlas Relative Equity Performance

Relative Equity Performance Since IPO


220%
190%
160%
130%
100%
70%
40%
10%
(20)%
Indexed Price
93.9%
(11.5)%
(13.4)%
(45.7)%
(59.8)%
(69.4)%
(75.1)%
Jul-2007
Dec-2007
May-2008
Sep-2008
Feb-2009
Jul-2009
Dec-2009
Daily from 20-Jul-2007 to 16-Dec-2009
Atlas
Infinera
Sonus
Wireless Subsystems
Acme Packet
Starent
Other Commtech

Share Price Performance Over Time

	Net Cash (% of Market Cap)	18 Months	12 Months	9 Months	6 Months	3 Months
Atlas	57.5%	23.2%	18.1%	5.8%	8.2%	(8.0)%
Acme Packet	20.9%	18.2%	212.5%	82.0%	21.5%	13.1%
Infinera	27.4%	(32.5)%	7.5%	30.9%	(2.7)%	7.7%
Starent Networks	14.7%	117.9%	214.5%	105.8%	55.4%	35.6%
Sonus Networks	56.9%	(55.8)%	35.5%	14.1%	18.6%	(6.3)%
Alcatel-Lucent	NM	(46.2)%	37.2%	87.8%	20.9%	(19.5)%
Cisco Systems	17.6%	(10.7)%	34.6%	51.8%	22.9%	0.4%
Ericsson	20.2%	(7.9)%	10.5%	(13.3)%	(9.4)%	(8.7)%
Motorola	15.3%	(9.3)%	87.5%	126.6%	31.9%	(9.7)%
Nokia	1.7%	(46.0)%	(22.9)%	(1.9)%	(10.9)%	(16.3)%
RIM	4.5%	(52.6)%	42.1%	37.4%	(24.8)%	(23.5)%
ADC Telecommunications	NM	(63.6)%	24.6%	74.5%	(22.5)%	(29.5)%
CommScope	NM	(52.7)%	82.6%	220.0%	9.9%	(15.7)%
Powerwave Technologies	NM	(69.9)%	151.5%	420.0%	(15.6)%	(16.7)%

Source: Bloomberg as of 16-Dec-2009
Note: Other Commtech includes: Alcatel-Lucent, Cisco, Ericsson, Motorola, Nokia, and RIM. Wireless Subsystems include: ADC, CommScope, and Powerwave.

Atlas Market Performance and Status Quo Valuation 13

Atlas Shares Traded at Various Prices
Atlas Financial Overview6
Since IPO LTM —— —
Last 6 Months Last 3 Months —— —
Source: Bloomberg as of 16-Dec-2009[2] Float outstanding of 25.6mm as of 30-Sep-2009 defined as total basic shares outstanding (62.6mm as of 30-Oct-2009) less shares held by Matrix, Qualcomm Inc., Atlas Management and Unicorn Trust / Mr. Guraj Deshpande (36.9mm).

HIGHLY CONFIDENTIAL

Goldman Sachs

Atlas vs. Selected Comparables

Projections Per Atlas Management (Base Case)

2008 – 2010 Revenue Growth


16.8%
4.6%
20.7%
28.3%
0.2%
(11.2%)
33.9%
2.2%
0.7%
(9.9%)
(3.2%)
(10.7%)
(10.8%)
(17.9%)
(10.1%)
Atlas (Mngmt)
Atlas (Wall Street)
Acme Packet
Starent
Infinera
Sonus
RIM
Cisco
Ericsson
Nokia
Alcatel-Lucent
Motorola
CommScope
Powerwave
ADC

2009 / 2010 EBITDA Margin


25.7% 29.0%
26.8% 33.1%
26.2% 27.2%
34.5% 32.7%
(15.0%) 0.5%
NM NM
24.6% 23.7%
31.2% 30.5%
12.3% 14.8%
9.3% 11.3%
4.3% 8.2%
4.6% 8.7%
16.6% 18.1%
NM 7.4%
5.1% 10.3%
Atlas (Mngmt)
Atlas (Wall Street)
Acme Packet
Starent
Infinera
Sonus
RIM
Cisco
Ericsson
Nokia
Alcatel-Lucent
Motorola
CommScope
Powerwave
ADC

2008 – 2010 EBITDA Growth


22.4%
28.5%
29.5%
44.2%
NM
NM
23.3%
9.4%
(3.2%)
(23.6%)
(12.6%)
39.2%
6.3%
(3.2%)
(10.5%)
Atlas (Mngmt)
Atlas (Wall Street)
Acme Packet
Starent
Infinera
Sonus
RIM
Cisco
Ericsson
Nokia
Alcatel-Lucent
Motorola
CommScope
Powerwave
ADC
2009
2010

Source: Atlas projections per Wall Street Research and per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2008. Base Case projections include Management Corporate Risk Adjustments. Comparables projections per Thomson Mean
Note: Atlas financials based on billings for management and Wall Street Research.

Atlas Market Performance and Status Quo Valuation 15

Atlas vs. Selected ComparablesSource: Atlas projections per Wall Street Research and, per Atlas Management (Base Case) based on Atlas Management presentations to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjustments. Comparables projections per Thomson IBES, market data as of 16-Dec-2009Note: Atlas financials based on billings for Atlas Management and Wall Street Research.
Projections Per Atlas Management (Base Case)
Atlas Financial Overview6
2009 / 2010 EV / Revenue —
Market Capitalization $426 $681 $2,772 $982 $582 $37,121 $140,596 $29,757 $47,881 $7,721 $19,432 $2,480 $172 $602
2009 / 2010 EV / EBITDA —
2009 / 2010 P / E —
2009 P / E (ex-Cash)[3] 5.9x 7.2x 22.8x 36.1x NM NM 17.8x 14.9x 14.8x 20.5x NM NM NM NM NM
Historical Valuation MetricsSource: Capital IQ, Thomson IBES, Wall Street Research, Bloomberg as of 16-Dec-2009Note: Due to the lack of consistent coverage since IPO, 2008A Billings EBITDA was used as a proxy for forecasted 2008 Billings EBITDA.[1] Commtech includes: Starent, Acme Packet, Infinera, Sonus, RIM, Ericsson, Cisco, Alcatel-Lucent, Nokia, Motorola, ADC, CommScope and Powerwave[2] Pro forma price per share calculated by subtracting net cash per share from current price per share. Pro forma earnings calculated by subtracting after-tax interest income on net cash from forecasted net income. Assumes tax rate of 35% and cash generates interest of 1.0%.
[1] “NM” represents “Not Meaningful” as company has positive net debt or negative earnings. Pro forma price per share calculated by subtracting net cash per share from current share price. Pro forma earnings calculated by subtracting after-tax interest income on net cash from forecasted net income. Assumes tax rate of 35% and cash generates interest of 1.0%.
Atlas Financial Overview6

1-Year Forward EV / Billings EBITDA 1-Year Forward P / E —— —
Historical Summary — EV / Historical Summary — P / EBITDAAtlasCommtech [1]52 Week High5.2x12.7x52 EAtlasCommtech [1]52 Week Week Low2.6x5.0x1-Month Average3.4x9.4x6-Month High14.9x19.8x52 Week Average4.0x10.4x1-Year Average3.9x9.1x Low10.2x11.5x1-Month Average12.2x17.0x6-Month Average13.0x17.8x1-Year Average12.4x16.5x
Atlas Valuation Analysis at Offer PriceSource: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjustments. Market data as of 16-Dec-2009[3] Historical cash balance as of end of Q3 2009 includes full recovery of $39.6mm cash from Nortel.[4] Pro forma price per share calculated by subtracting net cash per share from current price per share. Pro forma earnings calculated by subtracting after-tax interest income on net cash from forecasted net income. Assumes tax rate of 35% and cash generates interest of 1.0%.

($ in millions) | | Current Offer Share Price $6.21 $7.65 Premium / (Discount) to Current 0.0% 23.2% Premium / (Discount) to Current (ex-cash) 0.0% 57.5% Premium / (Discount) to 1 Month Average (0.6%) 22.4% Premium / (Discount) to 3 Month Average (4.0%) 18.2% Premium / (Discount) to 6 Month Average (2.2%) 20.5% Premium / (Discount) to LTM Average 4.0% 28.1% Premium / (Discount) to Since IPO Average 6.7% 31.4% Premium / (Discount) to 52 Week Low (25-May-08) 27.5% 57.1% Premium / (Discount) to 52 Week High (20-Oct-09) (11.3%) 9.3% Premium / (Discount) to All-Time High (21.3%) (3.0%) Premium / (Discount) to IPO Price (11.3%) 9.3% Diluted Shares Outstanding 68.6 70.1 Implied Equity Value $426.0 $536.4 Total Debt 0.0 0.0 Total Cash[1] 244.9 244.9 Implied Enterprise Value $181.1 $291.4 Metric Based on Billings EV / Billings 2008A $147 1.2x 2.0x 2009E 153 1.2x 1.9x 2010E 200 0.9x 1.5x EV / EBITDA 2008A $39 4.7x 7.5x 2009E 39 4.6x 7.4x 2010E 58 3.1x 5.0x P / E 2008A $28 15.4x 19.4x 2009E 32 13.3x 16.7x 2010E 34 12.5x 15.8x P / E (ex-Cash)[2] 2008A $26 7.0x 11.2x 2009E 31 5.9x 9.5x 2010E 32 5.6x 9.0x Atlas Financial Overview6 Present Value of Future Share Price Analysis Based on EV / EBITDA Multiple ($ in millions, except per share data) Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case and Downside Case projections include Management Corporate Risk Adjustments. Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decline at 100% rate of billings decline per Atlas Management guidance. Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments.

Atlas Financial Overview6
Present Value of Future Share Price Analysis[1] Sensitivity Analysis —— —
Present Value of Future Share PriceYE Atlas Management Projections (Base Case)Present Value of Future Share PriceExit 2010YE 2011YE 20121-yr Fwd Year20102011201210.0%$7.06$7.76$8.30Discount12.5%$6.90$7.42$7.76Rate15.0%$6.75$7.10$7.27Atlas EBITDA$78$108$129Implied Management Projections (Downside Case)Exit Year20102011201210.0%$5.98$6.24$6.11Discount12.5%$5.85$5.97$5.72Rate15.0%$5.72$5.71$5.35 EV1243337402Net Debt / Atlas Management Projections (Upside Case) (Cash)(301)(333)(395)Implied Equity Value545670797Fully Diluted # of Shares (mm)70.271.372.1Implied Future Share Price$7.76$9.39$11.05
Present Value of Future Share Price Analysis Based on P / E Multiple
($ in millions, except per share data) Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case and Downside Case EV-DO and FMC projections include Management Corporate Risk Adjustments. Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decline at 100% rate of billings decline per Atlas Management guidance. Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments.
Atlas Financial Overview6

Present Value of Future Share Price Analysis Sensitivity Analysis —— —
Present Value of Future Share PriceYE Atlas Management Projections 2010YE 2011YE 20121-yr Fwd Net (Base Income$50$71$85Implied Equity Case)Atlas Value6318831,059Fully Diluted # of Management Projections (Downside Shares (mm)71.0 72.573.2Implied Future Case)Atlas Share Price$8.89$12.18$14.47 Management Projections (Upside Case)
Present Value of Future Share Price Analysis Based on P / E Ex-Cash Multiple
($ in millions, except per share data) Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case and Downside Case projections include Management Corporate Risk Adjustments. Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decline at 100% rate of billings decline per Atlas Management guidance. Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments.
[1] Discounted to 31-Dec-2009 at a 12.5% discount rate. [2] Enterprise value based on Atlas 1-year forward EBITDA multiple of 3.1x as of 16-Dec-2009. [3] Share price assumes a fully diluted number of shares based on treasury method (basic shares outstanding of 62.6mm as of 30-Oct-2009, 14.1mm outstanding options as of 31-Oct-2009 with a weighted strike price of $3.55 per Atlas Q3 2009 10Q filing and Atlas Management). The analysis does not include any future stock options grant.
Atlas Financial Overview6

Present Value of Future Share Price Analysis Sensitivity Analysis —— —
Present Value of Future Share PriceYE 2010YE Atlas Management Projections (Base Case)Present Value of Future Share PriceExit 2011YE 20121-yr Fwd Adj. Net Year20102011201210.0%$7.37$8.23$8.84Discount12.5%$7.21$7.87$8.26Rate15.0%$7.05$7.53$7.73Atlas Income$48$68$82Implied Equity Value Management Projections (Downside Case)Present Value of Future Share PriceExit (ex-Cash)270381457Cash301333395Implied Year20102011201210.0%$6.11$6.44$6.27Discount12.5%$5.97$6.15$5.86Rate15.0%$5.84$5.89$5.49Atlas Equity Value (incl. Cash)571714852Fully Diluted # of Management Projections (Upside Case)Exit Year20102011201210.0%$10.41$11.15$11.93Discount12.5%$10.17$10.66$11.15Rate15.0%$9.95$10.21$10.44 Shares (mm)70.571.672.4Implied Future Share Price$8.11$9.96$11.76
Discounted Cash Flow AnalysisSource: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case and Downside Case projections include Management Corporate Risk Adjustments. Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decline at 100% rate of billings decline per Atlas Management guidance. Market data as of 04-Dec-2009
[1] Discounted to 31-Dec-2009 at a 12.5% discount rate. [2] Enterprise value based on Atlas 1-year forward P / E multiple of 12.5x as of 16-Dec-2009. [3] Share price assumes a fully diluted number of shares based on treasury method (basic shares outstanding of 62.6mm as of 30-Oct-2009, 14.1mm outstanding options as of 31-Oct-2009 with a weighted strike price of $3.55 per Atlas Q3 2009 10Q filing and Atlas Management). The analysis does not include any future stock options grant.
Atlas Financial Overview6

Atlas Management Projections (Base Case) Assumes Femto shutdown January 2010 Atlas Management Projections (Downside Case) with no pre funding. Value of Cash net of cash used to pre-fund Femto losses, assuming a 1.5% return on cash. —— —
CashEV-DOFemto■ CashEV-DOFemto■ Value per share of estimated net Value per share of estimated net cash[2] after fully funding Femto to cash[2] after fully funding Femto breakeven balance of $182mm as of end of Q4 to breakeven balance of $182mm as of end of ■ Fully diluted shares of 69.6mm to Q4 70.2mm■ 9-year DCF with ■ Fully diluted shares of 69.2mm to 16.5-18.5% discount rate 69.8mm24■ 9-year DCF with ■ Assumes no value at perpetuity■ 16.5-18.5% discount rate 4-year DCF with 25-30% discount rate (venture ■ Assumes no value at type) perpetuity■ 4-year DCF with 25-30% ■ 10.3x-12.3x terminal EBITDA multiple discount rate (venture type) (Acme +/- 1.0x) ■ 10.3x-12.3x terminal EBITDA ■ Excludes losses pre-funded with multiple (Acme +/- 1.0x) existing cash ■ Excludes losses pre-funded with existing cash —— —
Discounted Cash Flow AnalysisSource: Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments. Market data as of 04-Dec-2009
Atlas Financial Overview6

Atlas Management Projections (Upside Case) Assumes Femto shutdown January 2010 with no pre funding. Value of Cash net of cash used to pre-fund Femto losses, assuming a 1.5% return on cash. —
CashEV-DOFemto■ IV. Illustrative Proposed Value per share of estimated net Transaction Analysis cash[2] after fully funding Femto to breakeven balance of $244mm as of end of Q4 ■ Fully diluted shares of 72.5mm to 73.0mm■ 9-year DCF with 16.5-18.5% discount rate ■ Assumes no value at perpetuity■ Pro Forma Financial Profile 4-year DCF with 25-30% discount rate (venture type) ■ 10.3x-12.3x terminal EBITDA multiple Acquisition at $7.65 per Share (Acme +/- 1.0x) ■ Excludes losses pre-funded with ($ in millions)Source: Atlas existing cash projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk AdjustmentsNote: Analysis assumes no contribution of FMC post 2012. Includes full recovery of $39.6mm from Nortel in 2009 — —— =====================================

IV. Illustrative Proposed Transaction Analysis
[1] Discounted to 31-Dec-2009 at a 12.5% discount rate. [2] After tax interest income added back to net income. [3] Enterprise value based on Atlas 1-year forward P / E Ex-Cash multiple of 5.6x as of 16-Dec-2009. [4] Share price assumes a fully diluted number of shares based on treasury method (basic shares outstanding of 62.6mm as of 30-Oct-2009, 14.1mm outstanding options as of 31-Oct-2009 with a weighted strike price of $3.55 per Atlas Q3 2009 10Q filing and Atlas Management). The analysis does not include any future stock options grant.

Pro Forma Financial Profile Acquisition at $7.65 per Share ($ in millions)Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk AdjustmentsNote: Analysis assumes no contribution of FMC post 2012. Includes full recovery of $39.6mm from Nortel in 2009 | | | | | | 2009 — 2013 2009E 2010E 2011E 2012E 2013E CAGR EV-DO $146 $150 $144 $150 $148 0.4% FMC 7 0 0 0 0 (100.0)% Billings (Non-GAAP) $153 $150 $144 $150 $148 (0.8%) % Growth (2.1%) (3.7%) 4.1% (1.4%) EV-DO $95 $103 $101 $108 $106 2.8% FMC (56) 0 0 0 0 NM EBITDA $39 $103 $101 $108 $106 28.3% % Margin 25.7% 68.7% 70.3% 72.1% 72.0% % Growth 161.9% (1.6%) 6.7% (1.5%) Depreciation & Amortization (6) (3) (3) (5) (6) EV-DO $93 $99 $98 $103 $101 2.1% FMC (60) 0 0 0 0 NM EBIT $33 $99 $98 $103 $101 32.2% % Margin 21.6% 66.4% 67.9% 68.8% 68.2% % Growth 201.7% (1.7%) 5.5% (2.2%) Financing Expenses 0 (1) (1) (1) (1) Net Interest (Expense) / Income 3 (22) (20) (17) (12) Tax Expense (4) (29) (25) (27) (28) Net Income $32 $47 $51 $58 $60 16.7% Free Cash Flow EBITDA $39 $103 $101 $108 $106 (—) Capital Expenditures (5) (2) (5) (6) (7) (+) Stock Based Compensation 6 4 4 4 4 (—) Net Cash Interest (Expense) / Income 3 (22) (20) (17) (12) (—) Increase in Net Working Capital [1] 11 (6) (1) (1) 1 (—) Taxes (Net of Change in Taxes Payables) (18) (22) (32) (32) (37) Free Cash Flow $36 $18 $17 $47 $55 11.2% % Conversion 92.0% 17.6% 16.4% 43.5% 52.0% % Growth (49.8)% (8.3)% 182.5% 17.8% Balance Sheet Term Loan $170 $153 $141 $108 $68 Total Debt $170 $153 $141 $108 $68 Net Debt 155 145 133 100 61 Credit Statistics Total Debt / EBITDA 4.3x 1.5x 1.4x 1.0x 0.6x Net Debt / EBITDA 4.0x 1.4x 1.3x 0.9x 0.6x EBITDA / Net Interest Expense 1.7x 4.6x 4.9x 6.2x 8.7x FCF / Total Debt 21.2% 11.9% 11.8% 43.5% 81.0% [1] Share price assumes a fully diluted number of shares based on treasury method (basic shares outstanding of 62.6mm as of 30-Oct-2009, 14.1mm outstanding options as of 31-Oct-2009 with a weighted strike price of $3.55 per Atlas Q3 2009 10Q filing and Atlas Management). The analysis does not include any future stock options grant. Atlas Financial Overview6 [1] Share price assumes a fully diluted number of shares based on treasury method (basic shares outstanding of 62.6mm as of 30- Oct-2009, 14.1mm outstanding options as of 31-Oct-2009 with a weighted strike price of $3.55 per Atlas Q3 2009 10Q filing and Atlas Management). The analysis does include any future stock options grant.

HIGHLY CONFIDENTIAL

Goldman Sachs

Illustrative Return Analysis

Atlas Management Projections (Base Case) Assuming $100mm for Femto Business

($ in millions)

Illustrative Return Analysis @ $7.65 per Share

		2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Dividends		$ 0	$ 6	$ 4	$ 12	$ 14	$ 13	$ 19	$ 27	$ 21	$ 11	$ 8
Realization of Femto Value (YE 2012)		0	0	0	100	0	0	0	0	0	0	0
Payout / (Investment)		(134)	0	0	0	0	0	0	0	0	0	0
Total Return Profile		(134)	6	4	112	14	13	19	27	21	11	8
Implied Sponsor IRR	**13.3%**											
Implied Sponsor Cash-on-Cash	**1.7 x**											

Sensitivity Analysis

IRR – No Exit with Femto Sale

Value Realized on Femto	Implied EV / '13E EBITDA Multiple	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0.0x	21.4%	8.2%	NM	NM	NM
$ 50	2.2x	36.9%	17.7%	6.4%	2.6%	NM
$ 100	4.3x	52.0%	27.6%	13.3%	8.6%	3.5%
$ 150	6.5x	65.6%	37.2%	20.3%	14.7%	8.7%
$ 200	8.7x	77.8%	46.2%	27.1%	20.7%	13.9%
$ 250	10.8x	88.7%	54.5%	33.6%	26.5%	19.0%

IRR – No Exit with Femto Shutdown

Cumulative Femto Investment over 2010-12	% of Base Case Investment	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0%	70.3%	40.6%	23.6%	17.9%	11.9%
$ 15	20%	66.2%	37.8%	21.5%	16.1%	10.3%
$ 30	40%	62.6%	35.3%	19.5%	14.3%	8.7%
$ 46	60%	59.0%	32.7%	17.5%	12.4%	7.0%
$ 61	80%	55.3%	30.1%	15.4%	10.5%	5.3%
$ 76	100%	52.0%	27.6%	13.3%	8.6%	3.5%

Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2008. Base Case projections include Management Corporate Risk Adjustments
Note: Analysis assumes no contribution of FMC post 2012

Illustrative Proposed Transaction Analysis 26

HIGHLY CONFIDENTIAL

Goldman Sachs

Illustrative Return Analysis

Atlas Management Projections (Downside Case) Assuming $100mm for Femto Business

($ in millions)

Illustrative Return Analysis @ $7.65 per Share

		2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Dividends		$ 0	$ 3	$ 0	$ 5	$ 4	$ 10	$ 8	$ 6	$ 4	$ 2	$(41)
Realization of Femto Value (YE 2012)		0	0	0	100	0	0	0	0	0	0	0
Payout / (Investment)		(134)	0	0	0	0	0	0	0	0	0	0
Total Return Profile		(134)	3	0	105	4	10	8	6	4	2	(41)
Implied Sponsor IRR	**NM**											
Implied Sponsor Cash-on-Cash	**0.8 x**											

Sensitivity Analysis

IRR – No Exit with Femto Sale

Value Realized on Femto	Implied EV / '13E EBITDA Multiple	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0.0x	NM	NM	NM	NM	NM
$ 50	2.2x	12.8%	NM	NM	NM	NM
$ 100	4.3x	38.2%	10.9%	NM	NM	NM
$ 150	6.5x	55.2%	26.4%	6.3%	NM	NM
$ 200	8.7x	69.1%	37.9%	17.6%	10.0%	0.7%
$ 250	10.8x	81.0%	47.7%	26.3%	18.5%	9.9%

IRR – No Exit with Femto Shutdown

Cumulative Femto Investment over 2010-12	% of Base Case Investment	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0%	55.3%	28.0%	12.7%	7.7%	2.5%
$ 15	20%	51.8%	25.3%	10.3%	5.4%	0.2%
$ 30	40%	48.3%	22.4%	7.6%	2.7%	NM
$ 46	60%	45.0%	19.4%	4.1%	NM	NM
$ 61	80%	41.7%	15.9%	NM	NM	NM
$ 76	100%	38.2%	10.9%	NM	NM	NM

Source: Atlas projections per Atlas Management (Downside Case) based on Atlas Management downside assumption for 2010-13 EV-DO revenues and assuming a constant gross profit margin and operating expenses decline at 180% rate of billings decline per Atlas Management guidance. FMC projections remain unchanged. Downside Case projections include Management Corporate Risk Adjustments
Note: Analysis assumes no contribution of FMC post 2012.

Illustrative Proposed Transaction Analysis 27

HIGHLY CONFIDENTIAL

Goldman Sachs

Illustrative Return Analysis

Atlas Management Projections (Upside Case) Assuming $100mm for Femto Business

($ in millions)

Illustrative Return Analysis @ $7.65 per Share

		2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Dividends		$ 0	$ 7	$ 5	$ 12	$ 15	$ 14	$ 30	$ 31	$ 23	$ 12	$ 8
Realization of Femto Value (YE 2012)		0	0	0	100	0	0	0	0	0	0	0
Payout / (Investment)		(134)	0	0	0	0	0	0	0	0	0	0
Total Return Profile		(134)	7	5	112	15	14	30	31	23	12	8
Implied Sponsor IRR	**15.4%**											
Implied Sponsor Cash-on-Cash	**1.9 x**											

Sensitivity Analysis

IRR – No Exit with Femto Sale

Value Realized on Femto	Implied EV / '13E EBITDA Multiple	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0.0x	25.0%	11.3%	2.6%	NM	NM
$ 50	0.7x	39.7%	20.3%	8.8%	4.9%	0.7%
$ 100	1.3x	54.2%	29.7%	15.4%	10.6%	5.5%
$ 150	2.0x	67.4%	38.9%	22.1%	16.4%	10.4%
$ 200	2.6x	79.2%	47.6%	28.6%	22.2%	15.4%
$ 250	3.3x	89.9%	55.7%	34.9%	27.8%	20.3%

IRR – No Exit with Femto Shutdown

Cumulative Femto Investment over 2010-12	% of Base Case Investment	Price per Share: $ 6.50	$ 7.00	$ 7.65	$ 8.00	$ 8.50
$ 0	0%	72.6%	42.5%	25.3%	19.6%	13.5%
$ 15	20%	68.6%	39.8%	23.3%	17.8%	11.9%
$ 30	40%	64.8%	37.3%	21.3%	16.0%	10.4%
$ 46	60%	61.2%	34.8%	19.4%	14.3%	8.8%
$ 61	80%	57.6%	32.2%	17.4%	12.5%	7.2%
$ 76	100%	54.2%	29.7%	15.4%	10.6%	5.5%

Source: Atlas projections per Atlas Management (Upside Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009 with Upside Case projections excluding Management Corporate Risk Adjustments
Note: Analysis assumes no contribution of PMC post 2012

Illustrative Proposed Transaction Analysis 28

Appendix A: Valuation Supporting Materials

Comparison of Selected Companies
| | | | | | |
Enterprise
Closing % of 52 Equity Value Multiples (2) Calendarized 5-Year 2010
Price ($) Week Market Enterprise Sales EBITDA P/E Multiples (2) EPS PE/5-Year 09-10 Rev
Company 16-Dec-2009 High Cap (1) Value (1) 2009 2010 2009 2010 2009 2010 CAGR (2) EPS CAGR Growth
Broad System Companies
Alcatel-Lucent 3.40 70 7,721 7,752 0.3 0.3 7.6 4.1 NM 17.9 5.0 3.6 1.8
Cisco Systems, Inc. 23.45 96 140,596 115,920 3.2 3.0 10.1 9.7 16.9 15.5 10.0 1.6 10.3
LM Ericsson Telephone Co. (3) 9.26 84 29,757 24,020 0.8 0.8 6.8 5.6 16.8 12.4 12.5 1.0 2.9
Motorola Inc. 8.27 89 19,432 16,349 0.7 0.7 15.8 7.9 413.5 24.3 6.5 3.7 8.2
Nokia Corp. 12.86 75 47,881 46,668 0.8 0.8 8.6 6.9 14.7 12.8 (12.7) NM 2.2
Mean 82.8% $49,077 $42,142 1.2 x 1.1 x 9.8 x 6.8 x 115.5 x 16.6 x 4.3% 2.5% 5.1%
Median 84.4 29,757 24,020 0.8 0.8 8.6 6.9 16.9 15.5 6.5 2.6 2.9
Category Leaders
Atlas (Base Case Projections) 6.21 89 426 181 1.2 0.9 4.6 3.1 13.3 12.524 9.0 1.0 31.3
Acme Packet, Inc. 10.50 87 681 523 3.7 3.1 14.3 11.3 30.9 25.6 18.0 1.4 21.4
Aruba Networks, Inc. 9.42 96 962 838 3.9 3.2 48.5 21.4 68.1 35.7 22.5 1.6 17.6
F5 Networks Inc. 50.31 96 4,226 3,962 5.8 5.0 18.1 15.4 28.6 24.1 15.0 1.6 15.5
Infinera Corp. 9.32 90 982 713 2.3 2.0 NM 419.5 NM NM 15.0 NA 15.8
Research in Motion (4) 64.57 72 37,121 34,928 2.4 1.9 9.8 8.0 15.7 12.8 NA NA 0.4
Riverbed Technology, Inc. 21.96 86 1,693 1,396 3.6 3.1 19.2 14.9 33.8 27.5 20.0 1.4 16.3
Sonus Networks, Inc. 2.10 90 582 244 1.1 1.0 NA NA NM NM 10.0 NA 12.8
Starent Networks, Corp. 34.60 100 2,772 2,365 7.2 5.8 20.9 17.9 38.0 36.8 20.0 1.8 23.4
Mean 89.7% $6,127 $5,621 3.8 x 3.1 x 21.8 x 72.6 x 35.8 x 27.1 x 17.2% 1.6% 17.2%
Median 89.8 1,338 1,117 3.7 3.1 18.7 15.4 32.3 26.5 18.0 1.6 16.3
Mid Tier Communications
ADC Telecommunications Inc. 6.23 64 602 752 0.7 0.7 6.2 6.2 27.4 18.7 10.0 1.9 4.9
ADTRAN Inc. 22.73 88 1,446 1,299 2.7 2.5 11.2 9.0 19.6 17.3 10.0 1.7 10.3
Powerwave Technologies Inc. 1.30 76 172 408 0.7 0.7 13.9 9.1 65.0 13.0 10.0 1.3 4.5
Tellabs Inc. 5.54 74 2,169 915 0.6 0.6 5.3 NA 22.2 20.5 6.5 3.2 1.5
CommScope Inc. 26.40 80 2,480 3,485 1.1 1.1 6.9 6.0 13.4 11.0 (14.5) NM 0.1
Mean 78.6% $1,216 $1,173 1.5 x 1.1 x 8.7 x 7.1 x 29.5 x 14.9 x 5.2% 1.8% 49.0%
Median 78.0 1,024 834 0.9 0.8 6.9 6.2 22.2 15.1 9.5 1.7 4.7
(1) Source: Latest publicly Equity Market Cap available financial based on diluted statements. shares outstanding.
(2) Sources: LTM numbers are based Projected revenues, All research estimates have been calendarized to December. on latest publicly EBITDA, EBIT, and available financial EPS are based on statements. IBES median estimates and/or other Wall Street research.
(3) Not pro forma for acquisition of Nortel CDMA business and LTE assets in North America
(4) Proforma for acquisition of Chalk Media Corp announced on 11-Dec-08
Source: Companies’ filings, predicted beta information from Barra, Capital IQ, market data as of 16-Dec-2009 Assumes minimum cash of $50mm. Cash balance as of 30-Sep-2009 per Atlas Q3 2009 10Q filling including full recovery of $39.6mm from Nortel in 2009 Current U.S. 30 year Treasury rate as of 16-Dec-2009. Ibbotson’s equity risk premium from 1926 — 2008. Not applicable given target cost structure includes no debt. Assumes U.S. statutory tax rate.

Illustrative Atlas WACC Analysis |
Target Capital Structure (%) Current Capital Structure ($ mm)
Gross Debt / (Debt — Excess Cash + Equity) 0.0% Wd Gross Debt $0
Excess Cash / (Debt — Excess Cash + Equity) 100.6% Wc Excess Cash [1] 195
Equity / (Debt — Excess Cash + Equity) 200.6% We Basic Mkt Cap 389
Implied Net Debt / Equity Ratio (0.50)
OK
WACC Calculation Min Cash Wc Ke WACC
Risk-Free Rate [2] 4.42% Rf $0 170.4% 9.47% 22.85%
Asset Beta (Comps Median) 1.32 ßa $50 100.6% 10.19% 18.81%
Equity Beta (Relevered) 0.89 ße $100 59.5% 10.91% 16.43%
Equity Risk Premium [3] 6.47% ERP $150 32.3% 11.62% 14.85%
Cost of Equity 10.19% Ke $200 13.1% 12.34% 13.74%
Pre-Tax Cost of Debt NA Kd $245 0.0% 12.98% 12.98%
Marginal Tax Rate 35.0% T
Pre-Tax Return on Cash 2.50% Kc
Weighted-Average Cost of Capital 18.81% WACC = Kd*(1-T)*Wd-Kc*(1-T)*Wc+Ke*We
Barra Predicted Total Total Net Basic Market Net Debt / Tax Asset
Equity Beta Currency Debt (mm) Cash (mm) Debt (mm) Cap (mm) Equity Ratio Rate Beta
Atlas 0.95 USD 0 245 (245) 389 (0.63) 35.0% 1.61
Comparable Barra Predicted Total Total Net Basic Market Net Debt / Tax Asset
Company Equity Beta Currency Debt (mm) Cash (mm) Debt (mm) Cap (mm) Equity Ratio Rate B eta
Acme Packet, Inc. 1.18 USD 0 159 (159) 612 (0.26) 35.0% 1.41
Infinera Corp. 1.12 USD 0 269 (269) 900 (0.30) 35.0% 1.39
Sonus Networks, Inc. 1.57 USD 0 338 (338) 576 (0.59) 35.0% 2.53
Starent Networks, Corp. 1.02 USD 0 407 (407) 2,495 (0.16) 35.0% 1.14
Powerwave Technologies Inc. 2.05 USD 281 45 236 172 1.37 35.0% 1.09
ADC Telecommunications Inc. 1.46 USD 662 512 150 602 0.25 35.0% 1.26
Median 1.32 (0.21) 35.0% 1.32
Mean 1.40 0.05 35.0% 1.47
Valuation Supporting Materials43
Source: Companies’ filings, predicted beta information from Barra, Capital IQ, market data as of 16-Dec-2009
[1] Assumes minimum cash of $50mm. Cash balance as of 30-Sep-2009 per Atlas Q3 2009 10Q filling including full recovery of $39.6mm from Nortel in 2009
[2] Current U.S. 30 year Treasury rate as of 16-Dec-2009.
[3] Ibbotson’s equity risk premium from 1926 — 2008.
[4] Not applicable given target cost structure includes no debt.
[5] Assumes U.S. statutory tax rate.
($ in millions)Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk AdjustmentsNote: Assumes 17.5% WACC and tax rate of 35.0%.

HIGHLY CONFIDENTIAL

Goldman Sachs

Atlas Discounted Cash Flow Analysis

EV-DO Business

($ in millions)

Free Cash Flow Build

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Billings (Non-GAAP)	$ 146	$ 150	$ 144	$ 150	$ 148	$ 125	$ 100	$ 75	$ 50	$ 25	$ 0
% Growth		*2.7%*	*(3.7)%*	*4.1%*	*(1.4)%*	*(15.1)%*	*(20.0)%*	*(25.0)%*	*(33.3)%*	*(50.0)%*	*(100.0)%*
EBITDA	95	103	101	108	106	90	72	54	36	18	0
% Margin	*65.4%*	*68.7%*	*70.3%*	*72.1%*	*72.0%*	*72.0%*	*72.0%*	*72.0%*	*72.0%*	*72.0%*	*n.m.*
(--) Depreciation and Amortization	(2)	(3)	(3)	(5)	(6)	(5)	(4)	(3)	(2)	(1)	(0)
Operating Income on Billings	**$ 93**	**$ 99**	**$ 98**	**$ 103**	**$ 101**	**$ 86**	**$ 68**	**$ 51**	**$ 34**	**$ 17**	**$ 0**
% Margin	*63.7%*	*66.4%*	*67.9%*	*68.8%*	*68.2%*	*68.2%*	*68.2%*	*68.2%*	*68.2%*	*68.2%*	*n.m.*
(--) Taxes	(32)	(35)	(34)	(36)	(35)	(30)	(24)	(18)	(12)	(6)	(0)
Operating Income Before Interest After Tax	**$ 60**	**$ 65**	**$ 63**	**$ 67**	**$ 65**	**$ 56**	**$ 44**	**$ 33**	**$ 22**	**$ 11**	**$ 0**
(+) Depreciation and Amortization	2	3	3	5	6	5	4	3	2	1	0
(--) Capital Expenditures	(3)	(2)	(5)	(6)	(7)	(6)	(5)	(4)	(2)	(1)	(0)
(--) Increase in Net Working Capital	7	(6)	(1)	(1)	1	1	1	0	0	0	0
Unlevered Free Cash Flow	**$ 66**	**$ 60**	**$ 61**	**$ 65**	**$ 65**	**$ 55**	**$ 44**	**$ 33**	**$ 22**	**$ 11**	**$ 0**
PV of Future Cash Flows	$ 61	$ 47	$ 41	$ 37	$ 31	$ 23	$ 15	$ 10	$ 6	$ 2	$ 0

Equity Value Per Share – Sensitivity Analysis

		WACC				
		16.5%	**17.0%**	**17.5%**	**18.0%**	**18.5%**
% of Revenue Decline in Opex Savings	**50.0%**	$ 3.04	$ 3.00	$ 2.95	$ 2.91	$ 2.86
	75.0%	3.09	3.04	3.00	2.95	2.90
	100.0%	3.13	3.08	3.03	2.99	2.94

Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk Adjusments
Note: Assumes 17.5% WACC and tax rate of 35.0%.

Valuation Supporting Materials 32

Atlas Discounted Cash Flow Analysis FMC Business
($ in millions)Source: Atlas projections per Atlas Management (Base Case) based on Atlas Management presentation to Atlas Board of Directors on 24-Nov-2009. Base Case projections include Management Corporate Risk AdjustmentsNote: Assumes 27.5% WACC, a 12.5x EV / EBITDA terminal value multiple, and a tax rate of 35.0%.
Free Cash Flow Build —
2009E2010E2011E2012E2013EBillings (Non-GAAP)$51$136$225$332% Growth167.6%65.4%47.6%EBITDA(45)(23)023% Margin(87.5)%(16.8)%0.2%6.9%(—) Depreciation and Amortization(3)(3)(3)(4)Operating Income on Billings$(47)$(26)$(3)$19% Margin(92.8)%(18.8)%(1.3)%5.8%(—) Taxes1791(7)Operating Income Before Interest After Tax$(31)$(17)$(2)$13(+) Depreciation and Amortization3334(—) Capital Expenditures(1)(3)(4)(5)(—) Increase in Net Working Capital5(18)(13)(14)Unlevered Free Cash Flow$(25)$(35)$(15)$(3)Cash Used from Balance Sheet2535153Interest Income After Tax0000Net Cash Flow$0$0$0$0PV of Future Cash Flows0000Cash on Balance Sheet Allocated to Femto$77$53$18$3$0
Valuation Suporting Materials43
Equity Value Per Share — Sensitivity Analysis —
Value of Femto Business Including Pre-funded LossesNet Value of Femto BusinessTerminal Value MultipleTerminal Value Multiple$210.3 x10.8 x11.3 x11.8 x12.3 x$110.3 x10.8 x11.3 x11.8 x12.3 x25.0%$1.75$1.83$1.92$2.00$2.0825.0%$0.65$0.73$0.81$0.90$0.98WACC27.5%1.651.731.811.891.96WACC27.5%0.550.620.700.780.8630.0%1.561.631.711.781.8630.0%0.450.530.600.680.75